Freeport-McMoRan Copper & Gold Inc.

FCX

www.fcx.com

2nd Quarter 2003
Earnings Conference Call

James R. Moffett

Chairman of the Board and
Chief Executive Officer

Richard C. Adkerson

President and
Chief Financial Officer

July 17, 2003



Freeport-McMoRan Copper & Gold Inc.

www.fcx.com

Cautionary Statement

This presentation contains forward-looking information regarding sales and production volumes, cash production costs, general and administrative expenses, cash flows, capital expenditures, exploration and development projects, debt reductions, proved mineral reserves, geological resources, and other matters. Important factors that might cause future results to differ from these projections include industry risks, commodity prices and other factors and are described in FCX's Form 10-K filed with the Securities and Exchange Commission. This is an oral presentation which is accompanied by slides. All listeners are urged to review our SEC filings. Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. FCX cautions listeners that it assumes no obligation to update or publicly release any revisions to the projections in this presentation and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections more frequently than quarterly.

This presentation also contains certain financial measures such as net cash production costs per pound of copper, cathode cash production costs per pound of copper and net debt. As required by the recently issued Securities and Exchange Commission Regulation G, a reconciliation of these measures to amounts reported in FCX's consolidated financial statements is provided in our press release issued earlier today.

Second Quarter 2003 Highlights

- **Multiple Operating Records**
  - Established Record Quarterly Gold Production of 858,400 Ounces
  - Record-Low Net Unit Cash Production Costs of a Net Credit of (16¢)/lb. vs 18¢/lb. in 2Q02
- **Earnings of $57.4 Million (37¢/Share) vs. $5.6 Million (4¢/Share for 2Q02)**
- **Strong Quarterly Operating Cash Flows of $230 Million**
- **Reduced Net Debt by $194 Million During Quarter**
- **Completed Tender Offers on Senior Notes of $234 Million**
- **Initiated Quarterly Dividend on Common Stock, $0.09 per Share or $0.36 per Share Annually**
- **$740 Million in Unrestricted Cash at June 30, 2003**

Financial Highlights

($ in millions, except pricing, per share and cash cost amounts)

	2nd Quarter		6 Months	
	2003	2002	2003	2002
Average Pricing	75¢/$348	75¢/$309	75¢/$345	74¢/$300
Revenues	$609	$408	$1,134	$801
Operating Income	$241	$122	$433	$210
Net Income	$57	$6	$107	$1
Earnings Per Share	$0.37	$0.04	$0.69	$0.01
Average Unit Net Cash Production Cost	$(0.16)	$0.18	$(0.05)	$0.23
Operating Cash Flow	$230	$132	$279	$153
Net Debt Reduction	$194	$80	$175	$60

Unit Production Costs

(per pound of copper)

Cash Unit Costs	2002	1st Qtr. 2003	2nd Qtr. 2003	2003e*
Site Production & Delivery	36¢	40¢	40¢	42¢
Royalties	2	2	3	2
Treatment Charges	18	18	17	17
Gold/Silver Credits	(48)	(53)	(76)	(65)
Net Cash Unit Costs	8¢	7¢	(16)¢	(4)¢
DDA Rate	14¢	15¢	15¢	15¢

* *Estimate based on 1.4 billion pounds of copper and of 2.6 million ounces of gold with average pricing of $350 gold for balance of 2003. Amounts above are projections. See Cautionary Statement.*

Net Cash Production Costs at Varying 2003 Gold Prices
(Average for the Year Assuming Various Prices for Second Half)

(¢ per payable pound)


2¢
0¢
-2¢
-4¢
-6¢
-8¢
$275
$300
$325
$350
$375
$400

Estimates based on sales of 2003 sales volumes of 1.4 billion pounds copper and 2.6 million ounces gold.

Quarterly Sales Volumes
PT-FI's Share


Copper
(pounds in millions)
296
350
446
430
392
395
320
300
2002
1.5 Billion
2003e
1.4 Billion
Gold
(ounces in 000's)
337
394
885
678
584
849
640
550
2002
2.3 Million
2003e
2.6 Million

FCX Operating Cash Flows

($ in millions)


Average Annual Operating Cash Flows
in Excess of $525 Million
$800
$600
$400
$200
$0
1998
1999
2000
2001
2002
2003e*
Per lb of Cu/
Per oz of Au
73¢/ $291
75¢/ $277
82¢/ $276
69¢/ $269
71¢/ $312
75¢/ $350

** Assumes pricing of 75¢/lb Cu and $350/oz Au for balance of year. First half realizations were 75¢/lb Cu and $345/oz Au.*

FCX Liquidity Position

($ in millions)

	1st Half 2003	2003e[1]
Unrestricted Cash, at Beginning of Period	$ 8	$ 8
Cash From Operating Less Investing Activities	242	490
Senior Note Transactions	1,046	1,046
Debt Maturities & Prepayments[2]	(541)	(960)
Preferred Dividends	(19)	(34)
Common Dividends	(13)	(40)
Other Items	17	5
Unrestricted Cash, End of Period	$ 740	$ 515

[1] *Assumes prices of $0.75 per pound of copper and $350 per ounce of gold for the remainder of 2003*

[2] *Additional prepayments may occur*

Strong Cash Flow Generator


($ in millions)
Copper Sensitivities with $300 Gold
Gold Sensitivities with 75¢ Copper
$800
$600
$400
$200
$0
Cash Available
Debt Maturity Requirements (avg. '04-'05)
Capital Expenditure Requirements
$0.75
$0.85
$1.05
$300
$300
$325
$400
75¢

NOTE: Average annual operating cash flows and capital expenditures for years 2003e – 2005e

FCX Reserves-Based Valuation*



Implied FCX Share Value ($/share)
$50
$40
$30
$20
$10
$0
Newmont Bid for Normandy ($104/oz)
Current Stock Price
Barrick Acq. of Homestake ($112/oz)
$10
$15
$21
$27
$32
$38
Implied Per Share Value
$10
$25
$50
$75
$100
$125
Gold Reserves Value ($/oz)

Copper @ 10¢/lb

** Enterprise Value less implied value of minority interests, debt & preferred stocks @ 12/31/02; assumes conversion of convertible notes into equity at values above $14.30 per share.*